Exhibit 99.1

                    Cheniere's North American LNG
Gateway(TM) Program to Begin Accepting LNG Cargo Nominations; Cheniere
        Energy Launches Cheniere LNG Trading & Marketing, Inc.


    HOUSTON--(BUSINESS WIRE)--Sept. 6, 2005--Cheniere Energy, Inc. (AMEX:LNG) announced today the activation of Cheniere's North American LNG Gateway(TM) Program with issuance of a Request for Proposals to sell to Cheniere up to 200 cargoes per year of liquefied natural gas
(LNG) for the years 2008 - 2010. Cheniere's North American LNG Gateway(TM) program will provide global LNG suppliers a direct platform to nominate cargoes into Cheniere's LNG receiving terminals starting with the Sabine Pass LNG Receiving Terminal, which is currently under construction in Louisiana. The LNG Gateway(TM) program will be administered by the recently formed Cheniere LNG Trading & Marketing, Inc. (Cheniere LNG Marketing). Cheniere LNG Marketing will serve as purchaser of the LNG and as marketer of the natural gas to a pool of North American buyers.
    Keith Meyer, president of Cheniere LNG Marketing, said, "This program will promote Cheniere's goal of fostering the marriage between North American demand and global LNG supply. It provides a new channel for LNG suppliers to access the North American market and a means for North American natural gas buyers to proactively pull abundant supplies of LNG into the domestic market to alleviate a growing supply shortfall. We believe that over the next decade LNG will represent 20-25% of U.S. natural gas supply."
    Cheniere's North American LNG Gateway(TM) program will accommodate both ex-ship and FOB basis ship-by-ship sales, as well as term transactions for a period of up to three years. Producers and LNG suppliers desiring to participate are invited to review details on Cheniere's website: www.cheniere.com. There they will receive instructions on how to apply to receive a password to log-on to Cheniere's North American LNG Gateway(TM) system to make nominations.
    The Sabine Pass LNG receiving terminal is being constructed in Cameron Parish, Louisiana along the Sabine-Neches Ship Channel. It will be capable of receiving vessels of up to 250,000 cubic meters and is permitted for 2.6 billion cubic feet per day (Bcf/d) of sendout capacity in its first phase. Cheniere has filed with the Federal Energy Regulatory Commission to expand the facility's sendout to 4 Bcf/d.

    Cheniere Energy, Inc. is a Houston based energy company engaged in developing LNG receiving terminals and Gulf of Mexico exploration & production. Cheniere is building a 100% owned Gulf Coast LNG receiving terminal near Sabine Pass in Cameron Parish, LA. It is also developing 100% owned Gulf Coast LNG receiving terminals near Corpus Christi, TX, and near the Creole Trail in Cameron Parish, LA. Cheniere is a 30% limited partner in Freeport LNG Development, L.P., which is building an LNG receiving terminal in Freeport, Texas. Cheniere explores for oil and natural gas in the Gulf of Mexico using a regional database of 7,000 square miles of PSTM 3D seismic data. Additional information about Cheniere Energy, Inc. may be found on its web site at www.cheniere.com.

    This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.



    CONTACT: Cheniere Energy, Inc., Houston
             David Castaneda, 713-265-0202